EXHIBIT 4.1

[Specimen]
Certificate Number    COMMON STOCK
Shares

[NMI Holdings, Inc. logo]

NMI HOLDINGS, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT
is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK OF
THE PAR VALUE OF ONE CENT ($.01) EACH OF

NMI Holdings, Inc. (hereinafter called the “Company”) transferable only upon the books of the Company by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate properly endorsed or assigned. This Certificate and the shares represented hereby are issued under and are subject to the laws of the State of Delaware and to all provisions of the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, including any and all amendments as may from time to time be made thereto, to all the terms and conditions of which the holder, by acceptance thereof, assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, the Company has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and its facsimile corporate seal to be hereunto affixed.

Dated:

_______________________________ [CORPORATE SEAL]
Chief Executive Officer

_________________________________
Secretary
COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
TRANSFER AGENT AND REGISTRAR

By:___________________________________________
AUTHORIZED SIGNATURE

EXHIBIT 4.1

NMI HOLDINGS, INC.

The Company is authorized to issue more than one class or series of stock. The Company will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

Additional abbreviations may also be used though not in the above list.

For value received,     hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares of the Class A Common Stock represented by the
within Certificate, and do hereby irrevocably constitute and appoint     Attorney to
transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated    20
Signature:
Signature:

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever.
Signature(s) Guaranteed: Medallion Guaranteed Stamp
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVEDSIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad−15.

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